Exhibit 10.24

Name of Optionee:	[•]
Number of Shares of Stock subject to Option:	[•]
Price Per Share:	$[•]
Date of Grant:	[•]

MATTRESS FIRM HOLDING CORP.
2011 OMNIBUS INCENTIVE PLAN

STOCK OPTION AGREEMENT

This agreement (the “Agreement”) evidences a stock option granted by Mattress Firm Holding Corp. (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the Mattress Firm Holding Corp. 2011 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which are incorporated herein by reference.

1.             Grant of Stock Option.  The Company grants to the Optionee on the date of grant set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, the number of shares of Stock of the Company set forth above (the “Shares”) with an exercise price per Share as set forth above, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.  Fifty percent (50%) of the Stock Option (representing a stock option to purchase [•] Shares) will be subject to the time-based vesting provisions set out in Section I of Schedule A below (“Time-Based Stock Option”) and fifty percent (50%) of the Stock Option (representing a stock option to purchase [•] Shares) will be subject to the time-based and performance-based vesting provisions set out in Section II of Schedule A below (“Performance-Based Stock Option”), in each case, in accordance with the terms of this Agreement, including Schedule A, and the Plan.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Employment by the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

2.             Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.

(a)                                  Generally.  As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option or any portion thereof means that the Stock Option or portion thereof is then exercisable, subject in each case to the terms of the Plan.   Unless earlier terminated,

relinquished or expired, the Stock Option will vest in accordance with the terms of Schedule A attached hereto.

(b)                                 Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be made in writing, signed by the Optionee (subject to any restrictions provided under the Plan or prescribed by the Administrator).  Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and must be accompanied by payment in full as provided in the Plan.  The exercise price shall be paid by cash or check acceptable to the Administrator, or, if legally permissible and permitted by the Administrator, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator or (iii) by other means acceptable to the Administrator.  In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the person to exercise the Stock Option and as to compliance with applicable securities laws.  The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant; provided, however, that if the Optionee is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in open-market sales of shares of Stock on the 10th anniversary of the Date of Grant, the latest day on which the Stock Option or any portion thereof may be exercised will be thirty (30) days following the date the Optionee is no longer so prohibited from engaging in such open-market sales (the “Final Exercise Date”), and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)                                  Treatment of the Stock Option Upon Cessation of Employment.  If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested, will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(i)            Subject to clauses (ii) and (iii) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (A) four months following the cessation of the Optionee’s Employment, and (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i), will thereupon immediately terminate.

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(ii)           The Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment due to the Optionee’s death will remain exercisable until the earlier of (A) one year following cessation of the Optionee’s Employment, and (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii), will thereupon immediately terminate.

(iii)          The Stock Option (whether or not vested) will terminate and be forfeited immediately prior to the cessation of Optionee’s Employment if the Administrator in its sole discretion determines that such cessation of Employment is for Cause or occurs under circumstances that would have constituted grounds for the Optionee’s Employment to be terminated for Cause.

3.             Transfer of Stock Option. The Stock Option may not be transferred except as permitted by the Administrator pursuant to Section 6(a)(3) of the Plan.

4.             Withholding.  The exercise of the Stock Option will give rise to wages subject to tax withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means, including a broker-assisted exercise program, as may be acceptable to the Administrator in its sole discretion) all amounts required to be withheld.  No Shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount sufficient to satisfy any federal, state, or local tax withholding requirements, or has made other arrangements satisfactory to the Company with respect to such requirements. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise payable to the Optionee.

5.             Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Optionee at any time, or affect any right of the Optionee to terminate his or her Employment at any time.

6.             Good Standing. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Optionee breaches any agreement with the Company or its subsidiaries with respect to non-competition, non-solicitation or confidentiality, or as otherwise permitted under Section 6(a)(5) of the Plan.

7.             Governing Law.  This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware

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without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Stock Option, the undersigned agrees hereby to be subject to the terms of the Plan.  The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the [•] day of [•],[•].

Company:	Mattress Firm Holding Corp.

By:
Name: [•]
Title: [•]

Optionee:
Name:

Address:

Schedule A

Vesting Schedule

I.              Time-Based Stock Option

The Time-Based Stock Option, unless earlier terminated or forfeited, shall vest as to 20% of the total number of Shares subject to the Time-Based Stock Option on each of the first, second, third, fourth and fifth anniversaries of the Date of Grant, subject to the Optionee remaining in continuous Employment on the applicable vesting date.

II.            Performance-Based Stock Option

The Performance-Based Stock Option, unless earlier terminated or forfeited, shall be eligible to vest as to 25% of the total number of Shares subject to the Performance-Based Stock Option on each of the first, second, third, and fourth anniversaries of the Date of Grant, subject to the Optionee remaining in continuous Employment on the applicable vesting date, and shall vest on each such date only  if the Share Price target set forth below with respect to the relevant vesting date (each such target, the “Share Price Target”) is achieved, as follows:

(a)          25% of the total number of Shares subject to the Performance-Based Stock Option on the first anniversary of the Date of Grant, provided the Share Price is equal to or exceeds [•];

(b)         25% of the total number of Shares subject to the Performance-Based Stock Option on the second anniversary of the Date of Grant, provided the Share Price is equal to or exceeds [•];

(c)          25% of the total number of Shares subject to the Performance-Based Stock Option on the third anniversary of the Date of Grant, provided the Share Price is equal to or exceeds [•];and

(d)         25% of the total number of Shares subject to the Performance-Based Stock Option on the fourth anniversary of the Date of Grant, provided the Share Price is equal to or exceeds [•].

If, on any vesting date set forth in subsection (a) through (c) above, the Share Price Target is not achieved, the portion of the Stock Option that does not vest shall remain eligible to vest on the next succeeding vesting date or dates set forth in subsections (b) through (d) above and shall thereafter vest if the relevant Share Price Target with respect to such subsequent vesting date or dates is achieved.  For example, if the portion of the Stock Option that is eligible to vest pursuant to subsection (a) above does not vest on such date because the Share Price Target set forth in subsection (a) has not been achieved, and, on the next succeeding vesting date, the portion of the Stock Option that is eligible to vest pursuant to subsection (b) vests because the Share Price Target set forth in subsection (b) has been achieved, the portion of the Stock Option set forth in subsection (a) shall also vest on such date.  To the extent that the Performance-Based Stock Option, or any portion of thereof, remains unvested as of the final vesting date set forth in subsection (d), the Performance-Based Stock Option, or portion thereof, that is so unvested shall be cancelled with no consideration due to the Optionee.  For the avoidance of doubt, in no event shall any portion of the Stock Option remain eligible to vest following a cessation of the Optionee’s Employment.

For purposes of this Section II, “Share Price” shall mean, with respect to each relevant vesting date, the weighted-average closing price (by dollar volume) of the Company’s Stock over the preceding thirty (30) trading days, as determined by the Administrator.